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                                  EXHIBIT 23.1


               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS



We consent to incorporation by reference in the Registration Statement No. 33-_______ on Form S-8 of (1) our report dated March 23, 2000, relating to the consolidated balance sheet of BAOA, Inc. as of December 31, 1999 and 1998 and the related consolidated statements of operations and comprehensive income, changes in shareholders' equity and cash flows for the year ended December 31, 1999 and 1998, which report appears in the 1999 Annual Report on Form 10-KSB of BAOA, Inc. and (2) our report dated May 22, 2000, relating to the unaudited consolidated balance sheet of BAOA, Inc. as of March 31, 2000 and 1999 and the related consolidated statements of operations and comprehensive income and cash flows for the three months ended March 31, 2000 and 1999, which report appears in the March 31, 2000 Quarterly Report on Form 10-QSB.




                                                   S. W. HATFIELD, CPA
Dallas, Texas
June 14, 2000